Exhibit 99.1

Press Release

Contact:	Daniel E. Smith, Sr. Vice President, General Counsel & Corporate Secretary dsmith@alpinereit.com
Phone:	(386) 944-5632
Facsimile:	(386) 274-1223
FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST ANNOUNCES HIRING OF CHIEF FINANCIAL OFFICER

DAYTONA BEACH, Fla. – September 8, 2020 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced that Matthew M. Partridge has been appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective October 1, 2020.

Mr. Partridge was most recently the Chief Operating Officer and Chief Financial Officer of Hutton, a private commercial real estate development and investment company headquartered in Chattanooga, Tennessee. Prior to Hutton, Mr. Partridge served as Executive Vice President, Chief Financial Officer and Secretary of Agree Realty Corporation, a NYSE-traded net lease real estate investment trust (“REIT”), and prior to Agree, he was Vice President of Finance for Pebblebrook Hotel Trust, a NYSE-traded lodging REIT. Mr. Partridge received his MBA from Xavier University and a BBA in finance from Eastern Michigan University.

In addition to his position at PINE, Mr. Partridge will also serve as Senior Vice President and Chief Financial Officer of CTO Realty Growth, Inc. (NYSE American: CTO), the Company’s external manager.

John P. Albright, President and CEO, stated, “We are excited to welcome Matt to the Alpine and CTO team as our Senior Vice President and Chief Financial Officer. Matt’s public REIT CFO and finance experience are a welcome addition, and we look forward to his contributions to the growth of both companies.”

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality single-tenant net leased commercial income properties.

We encourage you to visit our website at www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID- 19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.